Eaton Corporation
                         2002 Annual Report on Form 10-K
                                   Item 15 (c)
                                 Exhibit 10 (p)


              Eaton Corporation Trust Agreement - Outside Directors

     This Trust Agreement (the "Trust Agreement") is made this 6th day of December, 1996, by and between Eaton Corporation (the "Company"), an Ohio corporation with its principal offices at Eaton Center, 1111 Superior Avenue, Cleveland, Ohio 44114 and Wachovia Bank of North Carolina, N.A. (the "Trustee") with its principal office in Winston-Salem, North Carolina.

                                    Recitals

(a) WHEREAS, the Company has adopted the nonqualified deferred compensation plans, programs and agreements as listed in Attachment A (individually a "Plan" and collectively the "Plans");

(b) WHEREAS, the Company has incurred or expects to incur liability under the terms of the Plans with respect to the Participants;

(c) WHEREAS, the Company has previously established a trust agreement (the "Prior Trust") between Eaton Corporation and National City Bank, as trustee (the "Prior Trustee") dated April 22, 1987;

(d) WHEREAS, the Prior Trust is revocable by the Company at any time prior to a change of control and the Company has determined to revoke such Prior Trust and to remove the Prior Trustee as Trustee;

(e) WHEREAS, the Board of Directors of the Company has authorized the establishment of a grantor trust to be used to fund certain deferred compensation obligations under the Plans;

(f) WHEREAS, the Company intends to contribute assets to the Trust that shall be held subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to Participants in such manner and at such times as specified in the Plans and in this Trust Agreement;

(g) WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in satisfying its liabilities under the Plans;

(h) WHEREAS, it is the intention of the parties that the Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974.

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     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1       Establishment of the Trust

1.01 Appointment of Trustee. The Company hereby appoints Wachovia Bank of North Carolina, N.A., a national banking association with trust powers, to serve as Trustee for the Trust under the terms of this Trust Agreement, and the Trustee hereby accepts its appointment. The Trust shall be called the Eaton Corporation Grantor Trust Agreement dated__________, 1996, and shall be effective on the same date.

1.02 Grantor Trust. The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

1.03 Revocability. The Trust shall be irrevocable by the Company at any time after the first to occur of one year from the date hereof, a Change of Control or such other date as shall be mutually agreeable to the Company and the Trustee. Prior to that date, the Trust shall be unilaterally revocable by the Company.

1.04 Deposit of Trust Assets. The Company hereby deposits $1,000 with the Trustee, in trust, which shall become the initial principal of the Trust, and the Company may at any time make additional deposits with the Trustee of cash or other property in accordance with the Trust Agreement. All such deposits shall be held, administered and disposed of by the Trustee as provided in the Trust Agreement.

1.05 Use of Trust Assets. The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and, except as otherwise expressly provided herein, shall be used exclusively for the uses and purposes of Participants, general creditors of the Company and Trust expenses, in each case as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. All rights created under the Plans and Trust shall be unsecured rights of Participants against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined herein.

1.06 Agent. At the effective date of this Trust or at such time as may be determined by the Company, the Company may designate an agent (the "Agent") for administering the Plans. The Agent may be the Trustee or a third party professional administrator familiar with deferred compensation Plans, and shall perform record keeping and administrative duties. If the Company fails to appoint an Agent, then the Company shall perform those duties. Following a Change of Control or a Failure to Pay, the Trustee shall appoint the Agent (who may have been the Agent prior to the Change of Control), and the Company may no longer perform the record keeping and administrative duties. The Trustee may be protected from acting upon advice or direction of the Agent within its area of responsibility to the same extent that it could rely upon advice or direction from the Company.

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Section 2       Benefit Schedule and Plans

2.01 Plans. Within 30 days after the effective date of this Trust, the Company shall provide the Trustee with complete, current copies of the Plans. The Company shall provide the Trustee with all changes to these Plans within 30 days after such changes are effective. The Company shall also furnish the Trustee, upon the Trustee's request, such information as the Trustee shall deem necessary for its determination under Section 2.06. The Trustee is authorized to rely on the latest copy of the Plans provided to it by the Company, provided that any Plan amendments submitted to the Trustee may not be inconsistent with the plan amendment provisions of those Plans.

2.02 Benefit Schedule - Contents. The Company shall provide a schedule (the "Benefit Schedule") to the Trustee and to each Participant as it relates to that Participant, indicating (i) the amounts payable to or in respect of each Participant under each Plan, or providing formulae or instructions acceptable to the Trustee, utilizing readily determinable and objective information, for determining such amounts, (ii) the form in which such amounts are to be paid (as provided for or available under the Plans) or the method of determining such form of payment, and (iii) the timing of such payments or the method of determining such timing, (iv) Beneficiary designations for each Participant, and (v) any other information within the possession or control of the Company reasonably necessary for the Trustee to use to determine benefits under the Trust.

2.03 Benefit Schedule - When Furnished. A copy of the Benefit Schedule is attached hereto as Attachment B and is hereby made a part of this Trust Agreement. The Company shall provide a current version of the Benefit Schedule (i) not later than 45 days after the end of each calendar year,
     (ii) following a Proposed Change of Control and before a Change of Control, as of the date of the Proposed Change of Control, (iii) within 45 days after a Change of Control or a Failure to Pay, as of the date of such event and (iv) at such other times as may in the judgment of the Company be appropriate in view of any change in circumstances.

2.04 Amendments to Attachment A. Not later than 45 days after the end of each calendar year and at such other times as may in the judgment of the Company be appropriate, the Company shall furnish to the Trustee and to each affected Participant (as it pertains to such Participant) any amendment to Attachment A and any corresponding amendment to the Benefit Schedule required as a result of such amendment to Attachment A.

2.05 Agreement Between Company and Participant. If the Company and each Participant do not agree upon the Benefit Schedule, as it may be updated from time to time as provided in Sections 2.03 and 2.04, and any amendment to Attachment A, as the same pertains to the Participant's benefits, then the provisions of Section 2.06 shall control.

2.06 Trustee Resolves Disagreement. Upon written notification to the Trustee by the Company or any Participant of the failure of the Company and such Participant to agree as provided in Section 2.05, the Trustee shall, to the extent necessary in the sole judgment of the Trustee, (i) recompute the amount payable hereunder to any Participant, as set forth in the Benefit Schedule, and (ii) notify the Company and the Participant in writing of its computations. Thereafter, this Trust Agreement and the Benefit Schedule shall be amended to the extent of such Trustee determinations without further action; provided, however, that the failure of the Company to furnish any amendment, restatement or successor to the Plans, or compensation or other information shall in no way diminish the rights of any Participant hereunder or thereunder. If the Trustee has not completed its recomputation within 30 days after receipt of written notification of the failure of the Company and the Participant to agree, as provided above, the Trustee shall make any payments to the Participant from his or her account hereunder, in accordance with the terms hereof, based upon the Benefit Schedule which is in effect at that time. Following the recomputation, any overpayments by reason of the foregoing shall be repaid to the Trust without interest. The Trustee, however, shall have no obligation to enforce repayment of any such overpayments, nor shall it incur any liability to any party whatsoever, including without limitation any liability to the Company or to any other Participant, for having made any such overpayment. The obligation to enforce repayment of any such overpayment shall rest solely with the Company.

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Section 3       Contributions to the Trust

3.01 No Company Obligation. The Company may make contributions to the Trust to provide assets for payment of benefits under the Plans at such times as it shall determine in its sole discretion as grantor. The Company shall have no obligation to make contributions to the Trust, except as otherwise expressly provided in Section 3.03.

3.02 Allocation of Contributions. At the time it makes contributions to the Trust, the Company shall identify the Plans, or the Participant Plan accounts and the Plans, for which such contributions are made and the amount contributed for each such Participant Plan account or Plan. The amounts contributed for a Plan (as contrasted with the amounts contributed for Participant Plan accounts) shall be allocated among the accounts for the Participants in the Plan in proportion to the benefits accrued thereunder prior to 1996, and in proportion to those accrued thereunder in 1996 or thereafter, as may be specified by the Company. If it is determined by the Trustee that the balance of a Participant's account for any Plan reflects Trust assets that will clearly never be required to pay benefits to the Participant, such excess assets shall be reallocated first in proportion to the balances of the separate accounts of the remaining Participants in that Plan, and after such Plan is fully funded, then in proportion to the balances of the separate accounts of the Participants in the other Plans.

3.03 Change of Control or Failure to Pay. Upon a Change of Control or a Failure to Pay as defined in clause (ii) of the definition of that term, the Company shall make a contribution to the Trust in an amount that is sufficient to fund 100% of the amount necessary to pay each Participant the benefits to which the Participant would be entitled pursuant to the terms of the Plans as of the date of the Change of Control or such Failure to Pay.

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3.04 Assets Contributed. Assets contributed by the Company to the Trust must be, in the sole and absolute discretion of the Trustee, easily liquidated. Equity securities must be traded on a national securities exchange or on the NASDAQ National Market System. Debt securities must be at least "investment grade" as that term is commonly used by the debt rating agencies. Subject to the foregoing, prior to a Change of Control or a Failure to Pay, the Company may contribute equity (but not debt) securities of the Company or any affiliate. Thereafter, the Company may not contribute such securities.

3.05 Expense Account. The Company may, in its sole and absolute discretion, deliver to the Trustee from time to time assets to be allocated to an account to be used to pay Trustee administrative and other expenses not included with the Trustee's fees as contemplated by Section 11.02 ("Expense Account"). All amounts in the Expense Account, including contributions and earnings thereon, may be used only for these purposes. Notwithstanding the foregoing, upon a Change of Control or a Failure to Pay, the Company shall deliver an amount to the Trustee to be allocated to the Expense Account such that the amount in that account will then be $250,000.

Section 4         Payments to Participants

4.01 Prior to a Termination and Change of Control or a Failure to Pay.

              Prior to a Termination and Change of Control or a Failure to Pay:

     (a) Distributions from the Trust shall be made by the Trustee to Participants only at the direction of the Company. The Company shall provide such directions annually for each Plan, and such directions (when considered together with payments to Participants by the Company from sources other than Trust assets) must provide for payments to Participants which are in accordance with the Benefit Schedule and the Plans. Such directions may not provide for distributions from a Participant's Plan account which bear a greater proportion to the total payment then being made to the Participant, than the amount in the Participant's Plan account under the Trust bears to the Plan Participant's accrued benefit under the Plan ("Prorata Payment"). If no directions are given or if the directions provide for a distribution from the Trust to a Participant which is less than a Prorata Payment, then in either case an amount necessary to achieve a Prorata Payment will be removed from the Participant's Plan account by the Trustee and reallocated amongst the accounts of all the Participants in the Plan in proportion to the balances in their respective accounts, including the Participant from whom the Trustee removed an amount in accordance with this sentence.

     (b) The Company may make benefit payments pursuant to the Plans (other than distributions from the Trust) directly to Participants as the payments become due, or it may remit the amount needed for such payments to the Trustee, in which case the Trustee will make such payments. The Company shall notify the Trustee of its decision prior to the time amounts are payable to the Participant. The Company shall be responsible for all tax withholdings and reportings for payments it makes. The Trustee shall make all tax withholdings or payments from the Trust assets. Such withholdings shall be remitted to the tax authorities, or to the Company for remission to the tax authorities, as the Trustee and the Company may agree.

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4.02 After a Termination and Change of Control or a Failure to Pay.

     (a) Notwithstanding anything herein to the contrary, upon the occurrence of a Termination and Change in Control, the Participants shall be entitled to receive from the Trust the payments provided in Section 4.02(c).

     (b) Notwithstanding anything herein to the contrary, upon the occurrence of a Failure to Pay, each Participant covered by the situation described in clause (i) of the definition of Failure to Pay, or each of the Participants in the event of a situation described in clause
          (ii) of that definition, as the case may be, shall be entitled to receive from the Trust the payments as provided in Section 4.02(c).

     (c) No later than the first to occur of (i) six months following the date hereof for any person who is a Participant prior to the first of the events described in clause (i) or (ii), (ii) a Termination and Change in Control or a Failure to Pay for any person who is a Participant prior to the first of the events described in clause (i) or (ii), or
          (iii) the date upon which any person who is not a Participant prior to the first to occur of the events described in (i) or (ii) becomes a Participant, each Participant shall select one of the following payment alternatives with respect to each Plan, and payment shall be made to each such Participant in accordance with his or her selected alternative as provided in Sections 4.02(a) and 4.02(b):

               A lump sum payment of the full amount in the Participant's Plan account within 30 days following the Termination and Change in Control or Failure to Pay, as the case may be;

               Payment of the full amount in the Participant's Plan account in monthly, quarterly, semiannual or annual payments, over a period not to exceed fifteen years, as selected by the Participant at the time provided in the first paragraph of this Section 4.02(c), commencing within 30 days following the Termination and Change in Control or Failure to Pay, as the case may be, which are substantially equal in amount or in the number of share units being valued and paid or in the number of Eaton shares being distributed, except that earnings attributable to periods following Termination and Change in Control or Failure to Pay shall be included with each payment.

4.03 Tax Payments.

     (a) Either before or after Termination and Change of Control or a Failure to Pay, if any Participant is determined to be subject to federal income tax on any amount to the credit of his or her account under any Plan prior to the time of actual payment hereunder, whether or not due to the establishment of or contributions to this Trust, a portion of such taxable amount equal to the taxes, including interest and penalties, owed on such taxable amount, shall be distributed by the Trustee from the Participant's Plan account to such Participant within thirty days after receipt of notice from the Participant, with a copy to the Company, setting forth the amount of such tax, interest and penalties and a certification by the Participant that such tax, interest and penalties have not otherwise been paid by the Company.

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     (b)  For purposes of this Section 4.03, a Participant shall be deemed to pay state and local taxes at the highest marginal rate of taxation in the state in which the Participant resides or is employed (or both) where a tax is imposed, and federal income taxes at the highest marginal rate of taxation, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

     (c) An amount to the credit of a Participant's account shall be determined to be subject to federal income tax for purposes of this Section 4.03 upon the earliest of: (i) a final determination by the United States Internal Revenue Service addressed to the Participant which is not appealed to the courts; (ii) a final determination by the United States Tax Court or any other federal court affirming any such determination by the Internal Revenue Service; or (iii) an opinion by the Company's tax counsel, addressed to the Company and the Trustee, to the effect that by reason of Treasury Regulations, amendments to the Internal Revenue Code, published Internal Revenue Service rulings, court decisions or other substantial precedent, amounts to the credit of Participants hereunder are subject to federal income tax prior to payment.

     (d) The Company shall undertake at its sole expense to defend any tax claims described herein which are asserted by the Internal Revenue Service against any Participant, including attorney fees and cost of appeal, and shall have the sole authority to determine whether or not to appeal any determination made by the Service or by a lower court. The Company will reimburse any Participant for any interest or penalties in respect of tax claims hereunder upon receipt of documentation of same. In consideration of such undertaking, the Participant shall notify the Company and the Trustee promptly upon receipt by such Participant of any notification or communication, whether written or oral, from any taxing authority, or any representative or agent thereof, asserting that any amounts to the credit of such Participant are subject to tax prior to payment.

     (e) Any distributions from the Trust to a Participant under this Section shall be applied in accordance with the provisions of the Plans to reduce the Company's liabilities to such Participant and/or Beneficiary under the Plan and the Benefit Schedule. Such reductions shall be made on a prorata basis over the term of benefit payments under the Plan and Benefit Schedule. Any such reduction shall be determined by the Company prior to a Change of Control or a Failure to Pay, and by the Trustee following such events.

4.04 Distribution Limit - Benefit Schedule Pursuant to Plan. Under no circumstances shall a Participant receive a distribution which is greater than the amount then credited to the Participant's Plan account under the Trust. Payments made in accordance with the Benefit Schedule shall be deemed to be pursuant to the Plans for purposes of the Trust.

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4.05 Company Obligation Continues. Notwithstanding any distribution made to a
     Participant in accordance with this Section 4, the Company shall remain obligated to pay any amounts due the Participant under the Plans which have not been paid from the assets of the Trust.

Section 5         Payments to the Company

Except as otherwise expressly provided in this Trust Agreement (including without limitation as provided in Section 1.03), the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all benefit payments have been made to Participants pursuant to the terms of the Plans and the Benefit Schedule. If the Trustee determines, in its sole and absolute discretion, that certain assets will clearly never be required to pay benefits to the Participants, or to pay Trust expenses, then such assets will be returned to the Company.

Section 6         Creditors and Insolvency

6.01 No Liens Created. Notwithstanding anything herein to the contrary, nothing in this Trust Agreement shall constitute a mortgage, lien, pledge, charge or security interest of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest ("Liens") with respect to any indebtedness of the Company the terms of which restrict the Company's ability to incur Liens.

6.02 Insolvency. The Trustee shall cease payment of benefits to Participants if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

6.03 Claims of Creditors. At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

     (a) The Board of Directors or the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing that the Company is Insolvent. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants.

     (b) Unless the Trustee has actual knowledge that the Company is Insolvent, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's Insolvency.

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     (c)  If at any time the Trustee has determined that the Company is
          Insolvent, the Trustee shall discontinue payments to Participants and shall hold the assets of the Trust for the benefit of the Company's general creditors as a court of competent jurisdiction may direct. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their Beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.

     (d) The Trustee shall resume the payment of benefits to Participants in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

6.04 Resumption of Payments. If the Trustee discontinues the payment of benefits from the Trust pursuant to Section 6.02 and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Participants by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 7         Investment Authority

7.01 General Authority and Investment Guidelines. In no event shall any rights associated with assets of the Trust be exercisable by or rest with Participants. Except as otherwise expressly provided herein, all rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee. The Trustee shall invest and reinvest the principal and income of the Trust, without distinction between principal and income, in accordance with the investment guidelines as may be furnished by the Company from time to time prior to Termination and Change of Control or a Failure to Pay. Each Plan may have investment guidelines which are different from those of other Plans. The Company may amend, from time to time and in its sole and absolute discretion, the investment guidelines of each Plan prior to a Change of Control or a Failure to Pay. Following a Termination and Change of Control or a Failure to Pay, the Trustee is authorized, in its sole and absolute discretion, but subject to the fiduciary standards set forth below, to disregard the investment guidelines furnished to the Trustee by the Company.

7.02 Company May Appoint Investment Manager. Prior to a Termination and Change of Control or a Failure to Pay, the Company shall have the right to direct the Trustee in accordance with this Section.

     (a) The Company may from time to time direct the Trustee to segregate all or any portion of the Trust assets in a separate investment account or accounts and may appoint one or more investment managers and/or an investment committee established by the Company to direct the investment and reinvestment of each such investment account or accounts. In such event, the Company shall notify the Trustee of the appointment of each such investment manager and/or investment committee. Members of the investment committee may be employees of the Company, but may not be Participants. In exercising its responsibilities hereunder, any such investment managers or investment committee shall have the same duties of loyalty and care as the Trustee would have in connection with investment of Trust assets.

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     (b)  After the appointment of an investment manager in accordance with
          Section 7.02(a), the Trustee shall make every sale or investment with respect to such investment account as directed in writing by the investment manager or investment committee, unless the Trustee determines that such directions, if implemented, would not be in accordance with the requirements of this Trust Agreement or with the standard of conduct for a fiduciary imposed by the Employee Retirement Income Security Act of 1974, as amended.

     (c) Notwithstanding the foregoing, the Trustee, without obtaining prior approval or direction from an investment manager or investment committee, shall invest cash balances held by it from time to time in U.S. Treasury Bills, commercial paper (including such forms of commercial paper as may be available through the Trustee) which are rated _________ or higher by ______________, certificates of deposit (including certificates issued by the Trustee in its separate corporate capacity) issued by a commercial bank organized and existing under the laws of the United States or any state thereof having a combined capital of at least [$1 billion], and similar types of securities, with a maturity not to exceed one year. The Trustee shall sell such short term investments as may be necessary to carry out the instructions of an investment manager or investment committee regarding more permanent type investments and directed distributions.

     (d) The Company may from time to time direct the Trustee with respect to the voting of any trust assets.

7.03 Trustee Duties and Delegation. Following a Change of Control or a Failure to Pay:

     (a) In exercising its discretion to manage the investment of the Trust assets, the Trustee shall consider the needs of the Plans, the need for matching of the Trust assets with the liabilities of the Plans and the duty of the Trustee to act solely in the best interests of the Participants.

     (b) The Trustee shall have the right, in its sole and absolute discretion, to delegate its investment responsibility to an investment manager who may be an affiliate of the Trustee. In the event the Trustee shall exercise this right, the Trustee shall remain, at all times responsible for the acts of an investment manager. The Trustee shall have the right, in its sole and absolute discretion to remove any such investment manager.

7.04 Company may Substitute Assets. The Company shall have the right at any time, and from time to time and in its sole and absolute discretion, to substitute assets of equal fair market value for any asset held by the Trust, provided that such assets satisfy the requirements of Section 3.04. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

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7.05 Commingling. Subject to the investment guidelines for each Plan, the
     Trustee is hereby authorized to commingle any or all of the assets of the Plans for investment purposes. The Trustee, however, shall maintain the investment results separately by Plan, and the investment experience of each Plan shall be maintained and allocated to each Plan separately as earnings. The investment experience of a Plan shall not be shared with other Plans for purposes of this Trust.

7.06 Asset Rights. All rights associated with assets of the Trust shall be exercised only as expressly provided herein.

Section 8         Permissible Investments and Additional Authority

Subject to the investment guidelines while in effect in accordance with the terms of this Agreement and to the fiduciary duties of the Trustee as provided herein, the Trustee shall have the power in connection with the Trust in its sole and absolute discretion:

     (a) To invest and reinvest in any readily marketable common and preferred stocks, bonds, notes, debentures and convertible stocks and securities (including any such equity securities of the Company, but not including any debt securities of the Company or any stock or security of the Trustee other than a de minimis amount held in a collective or mutual fund), certificates of deposit or demand or time deposits (including any such deposits with the Trustee) and shares of investment companies and mutual funds (including mutual funds maintained by the Trustee), without being limited to the classes or property in which the Trustee is authorized to invest by any law or any rule of court of any state and without regard to the proportion any such property may bear to the entire amount of the Trust Assets;

     (b) To enter into interest rate, equity and currency exchange or swap transactions, cap transactions, commodity swaps, collar transactions, interest rate options, forward foreign exchange transactions, floor transactions or any other similar transaction; provided, however, that none of such transactions may involve leveraged financial instruments, instruments bought or sold solely for the purpose of earning a profit due to changes in the market price of the instruments, or counter parties which are not major international financial institutions;

     (c) To invest and reinvest all or any portion of the Trust assets collectively through the medium of any common, collective or commingled trust fund that may be established and maintained by the Trustee, subject to the instrument or instruments establishing such trust fund or funds and with the terms of such instrument or instruments, as from time to time amended, being incorporated into this Trust Agreement to the extent of the equitable share of the Trust in any such common collectively or commingled trust fund;

     (d)  To retain any property at any time received by the Trustee;

     (e) To sell or exchange any property held by it at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

     (f) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by an person;

     (g) To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof and any assessments levied with respect to any such property so deposited;

     (h)  To extend the time of payment of any obligation held by it;

     (i) To hold uninvested any moneys received by it, without liability for interest thereon, but only in anticipation of payments due for investments, reinvestments, expenses or disbursements;

     (j) To exercise the right to vote any securities or other property held by it, except as otherwise provided in Section 7.02(d);

     (k) Solely for the benefit of Participants and subject to the provisions of any agreements relating to indebtedness of the Company existing prior to a Change of Control or a Failure to Pay, to borrow money from others, including the Company, in such amounts and for such terms as are advisable, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it;

     (1) To employ suitable contractors and counsel, who may be counsel to the Company or to the Trustee, and to pay their reasonable expenses and compensation from the Trust assets to the extent not paid by the Company;

     (m) To register investments in its own name or in the name of a nominee; to hold any investment in bearer form; and to combine certificates representing securities with certificates of the same issue held by it in other fiduciary capacities or to deposit or to arrange for the deposit of such securities with any depository, even though, when so deposited, such securities may be held in the name of the nominees of such depository with other securities deposited therewith by other persons, or to deposit or to arrange for the deposit of any securities issued or guaranteed by the United States government, or any agency or instrumentality thereof, including securities evidenced by book entries rather than by certificates, with the United States Department of the Treasury or a Federal Reserve Bank, even though, when so deposited, such securities may not be held separate from securities deposited therein by other persons; provided, however, that no securities held in the Trust shall be deposited with the United States Department of the Treasury or a Federal Reserve Bank or other depository in the same account as any individual property of the Trustee, and provided, further, that the books and records of the Trustee shall at all times show that all such securities are part of the Trust assets;

     (n) To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or expenses it might incur therefrom;

     (o) To acquire, hold, retain and be the owner of any individual or group policies of life insurance, annuity contracts, and other property of any kind which policies are contributed to the Trust by the Company or are purchased by the Trustee as directed by the Company. To the extent that the Trustee is directed by the Company prior to a Change of Control or a Failure to Pay to invest part or all of the Trust assets in insurance contracts, the type and amount thereof shall be specified by the Company. The Trustee shall be under no duty to make inquiry as to the propriety of the type or amount so specified. Each insurance contract issued shall provide that the Trustee shall be the owner thereof with the power to exercise all rights, privileges, options and elections granted by or permitted under such contract or under the rules of the insurer. The exercise by the Trustee of any incidents of ownership under any contract shall, prior to a Change of Control or a Failure to Pay, be subject to the direction of the Company. The Trustee shall have all such rights, except that the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustees, or to loan to any person the proceeds of any borrowing against an insurance policy held in the Trust. No insurer shall be deemed to be a party to the Trust and an insurer's obligations shall be measured and determined solely by the terms of contracts and other agreements executed by the insurer.

     (p) To hold any other class of assets contributed by the Company that is deemed prudent by the Trustee, unless expressly prohibited herein;

     (q) To form corporations or partnerships and to create trusts to hold title to any property, upon such terms and conditions as may be advisable;

     (r)  To hold all or part of the Trust uninvested;

     (s) To sell, exchange or transfer any equity securities of the Company held by the Trust, provided that if the Trustee elects to sell, exchange or transfer any such equity securities, the Company must be offered the right of first refusal to engage in a transaction on terms at least equal to those offered the Trust in an open market transaction;

     (t) Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the Trust assets or the administration of the Trust, including communicating with Participants.

Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or pursuant to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 9         Accounting by the Trustee

9.01 Accounting Records and Reports. The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements and all other Trust transactions. All such records shall be open to reasonable inspection and audit by the Company and by any Participant. The Trustee shall deliver written reports of its administration of the Trust setting forth for each Participant, for each Plan and for the Trust in the aggregate:

     (a) For the period covered by the report, all contributions, investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold and the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately);

     (b) All cash, securities and other property held at the beginning and at the end of the period covered by the report.

          The Trustee shall provide such reports as follows:

     (c) To the Company, covering each of the first three quarters of each calendar year, beginning with the first calendar quarter ending after the effective date of this Trust Agreement, and provided within 60 days following the close of each such quarter;

     (d) To the Company and to each Participant, covering each calendar year, and provided within 60 days following the end of such year;

     (e) To the Company and to each Participant, covering the period from the close of the last preceding year to the date of any resignation or removal of the Trustee, and provided within 60 days after such resignation or removal.

          In the absence of the Company's filing with the Trustee of objections to any such account within 180 days after its receipt, the Company shall be deemed to have so approved such account. In such case, or upon the written approval by the Company of any such account, the Trustee shall, to the extent permitted by law, be discharged from all liability to the Company for its acts or failures to act described by such account. The foregoing, however, shall not preclude the Trustee from having its accounting settled by a court of competent jurisdiction.

9.02 Separate Participant Accounts. The Trustee shall maintain a separate account for each Participant under each Plan. The Trustee shall credit or debit each Participant's account or accounts as appropriate to reflect his or her allocable portion of the Trust assets, as such Trust assets may be adjusted from time to time pursuant to the terms of this Trust Agreement, to reflect contributions, investment earnings and losses, and distributions. All contributions to the Trust shall be allocated in accordance with the terms of this Trust Agreement. Investment earnings and losses for each Plan shall be allocated to Participants' accounts under that Plan based on the proportion which each Participant account for that Plan bears to the total of all Participant accounts for that Plan. During the period that the Trust is revocable, the Trustee and the Company shall mutually agree upon procedures to assure the proper allocation of account balances in accordance with the requirements of this Section 9.02.

Section 10        Trustee Rights, Duties and Indemnification

10.01 Duties of Loyalty and Care. Following a Change of Control or a Failure to Pay, the Trustee shall act solely in the interest of and for the benefit of the Participants under the terms of the Plans and this Trust. At all times, whether before or after a Change of Control or a Failure to Pay, the Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plans, the Benefit Schedule or this Trust Agreement, and is given in writing by the Company.

10.02 Participant Payment Determinations. In making any determination required or permitted to be made by the Trustee concerning any distribution to Participants, the Trustee shall, in each such case, reach its own independent determination, in its absolute and sole discretion, as to the Participant's entitlement to the payment under the Plans, the Benefit Schedule and this Trust Agreement. The Company waives any right to contest any amount distributed by the Trustee hereunder pursuant to a good faith determination made by the Trustee, notwithstanding any claim by or on behalf of the Company (absent a manifest abuse of discretion by the Trustee) that such payments should not be made. The Trustee shall, to the maximum extent permitted by applicable law, be fully protected and held harmless in making such payments.

10.03 No Legal Action by Trustee. Following a Change of Control or a Failure to Pay, the Trustee agrees that it will not itself institute any action at law or at equity, whether in the nature of an accounting, interpleading action, request for a declaratory judgment or otherwise, requesting a court or administrative or quasi-judicial body to make any determination required to be made by the Trustee hereunder in the place and stead of the Trustee.

10.04 Indemnification. Unless the Trustee has been negligent or engaged in misconduct, the Company hereby indemnifies the Trustee against losses, liabilities, claims, costs and expenses (other than costs and expenses included in the standard fee schedule) incurred in connection with the administration of the Trust, including (a) liability to which the Trustee may be subjected by carrying out any directions of an investment manager (except for an affiliated investment manager appointed pursuant to Section 7.03(b)) or investment committee issued pursuant hereto, (b) liability for failure to act in the absence of directions of the investment manager (except for an affiliated investment manager appointed pursuant to Section 7.03(b)) or investment committee and (c) liability for all expenses reasonably incurred by the Trustee if it undertakes or defends any litigation arising in connection with this Trust or to protect a Participant's rights under the Plans.

10.05 Counsel. Prior to a Change of Control or Failure to Pay, the Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder. Following a Change of Control or Failure to Pay, the Trustee shall select independent legal counsel and may consult with counsel or other persons with respect to its duties and with respect to the rights of Participants under the Plans.

10.06 Agents. The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder and, provided the Trustee has not breached its duties in selecting or retaining such persons, may rely on any determinations made by such agents to the same extent as if such determinations had been made by the Trustee. The use of such persons shall not entitle the Trustee to any additional compensation to the extent that the services of such agents are included in the Trustee's standard fee schedule.

10.07 Powers. The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein, except that the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulation promulgated pursuant to the Internal Revenue Code.

Section 11        Compensation and Expenses of the Trustee

11.01 Taxes. With respect to any taxes levied or assessed upon the Trust, the Trustee at the Company's expense or the Company, whichever may be elected by the Company, may contest the validity of such taxes in any manner deemed appropriate by the Company. The Company shall pay any taxes of any and all kinds whatsoever, which at any time are levied or assessed upon or become payable with respect of the Trust, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent that any taxes levied or assessed upon the Trust are not paid by the Company when due, the Trustee shall pay such taxes out of the Trust assets. The Trustee shall notify each Participant in writing of the failure of the Company to pay taxes.

11.02 Fees and Expenses. The Trustee shall be paid compensation by the Company in accordance with the Trustee's regular schedule of fees for trust services, as in effect from time to time, unless otherwise agreed by the Company and Trustee. The Trustee shall be reimbursed for its reasonable expenses related to management and administration of the Trust, including reasonable expenses incurred in connection with the appointment of a successor trustee, and reasonable compensation of counsel and any actuary or other agent engaged by the Trustee to assist it in such management and administration, to the extent not included in the regular schedule of fees for trust services.

11.03 Failure to Pay Fees and Expenses - Expense Account. If the Company does not pay the Trustee's fees and expenses as provided herein, then the Trustee may withdraw from the Expense Account the amounts required for payment of those fees and expenses (including taxes) to the extent there is a balance in the Expense Account. If there is an inadequate balance in the Expense Account, the Trustee may satisfy such obligation from the Trust assets and shall charge such to the appropriate Plan, or if there is no appropriate Plan, then it shall charge all Plans in proportion to the aggregate of the account balances or accrued benefits under the Plans. The Trustee shall notify all Participants or Beneficiaries of any failure by the Company to reimburse the Trust for fees and expenses payable hereunder.

Section 12        Resignation and Removal of the Trustee

12.01 Resignation. Prior to a Change of Control or a Failure to Pay, the Trustee may resign at any time by written notice to the Company, which shall be effective 90 days after receipt of such notice by the Company unless the Company and the Trustee agree otherwise. Following a Change of Control or a Failure to Pay, the Trustee may resign only after at least 90 days notice to the Company and the Participants and the effective appointment of a successor Trustee.

12.02 Removal. Prior to a Change of Control or a Failure to Pay, the Trustee may be removed by the Company with or without cause on 90 days notice or upon shorter notice acceptable to the Trustee. Subsequent to a Change of Control or a Failure to Pay, the Trustee may only be removed by the Company if both of the following conditions are satisfied:

     (a) The Company shall give notice to the Trustee of its removal, the appointment of a successor Trustee and the acceptance by the successor of its appointment in writing.

     (b) The Company shall then notify each Participant of the removal and designation of the successor Trustee, each Participant shall then vote for or against such action, and a majority of the Participants vote for such action.

12.03 Successor Trustee. The appointment of a successor trustee shall become effective upon agreement by it to assume the Agreement as Trustee, except that following a Change of Control or a Failure to Pay, the appointment of a successor trustee shall become effective only after the successor trustee has also been approved by a vote of the majority of all Participants.

12.04 Transfer of Assets. Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 90 days after the effective date of the resignation or removal, unless the Company extends the time limit.

Section 13        Successor Trustee

13.01 Qualifications of Successor Trustee. Any successor Trustee must be a bank or national banking association with a market capitalization exceeding $1 billion. The successor Trustee shall have all of the rights and powers of the former Trustee. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the appointment of the successor Trustee and the transfer of Trust assets to it.

13.02 Responsibilities. The successor Trustee need not examine the records and acts of any prior Trustee. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

Section 14        Amendment and Termination

14.01 Amendment. During the period that this Trust Agreement is revocable, it may be amended in any respect by the Company and the Trustee. Thereafter, this Trust Agreement may be amended only if such amendment does not have an adverse effect upon the Participants and their rights hereunder or if the amendment is approved in writing by 90% of all Participants. Any permitted amendment to this Trust Agreement shall be evidenced by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no amendment shall conflict with the terms of the Plans or shall make the Trust revocable after it has become irrevocable in accordance with its terms.

14.02 Termination. The Trust shall not terminate until the first to occur of (a) the date on which Participants have received all of the benefits due to them under the terms and conditions of the Plans, or (b) 90% of all Participants give their written approval to the termination of the Trust. Upon termination and the payment of all expenses, any assets remaining in the Trust shall be returned to the Company.

Section 15        Definitions.

For purposes of this Trust, the following terms shall be defined as set forth below:

"Agent" shall have the meaning set forth in Section 1.06.

"Benefit Schedule" shall have the meaning set forth in Section 2.02.

"Change of Control" shall mean:

     (a) a tender offer shall be made and consummated for the ownership of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities,

     (b) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the Securities Exchange Act of 1934 (the "Exchange Act")) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger of consolidation;

     (c) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary of the Company;

     (d) any "person" (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or

     (e) during the period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board") cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     For purposes of this definition, ownership of voting securities shall take into account and include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) of the Exchange Act (as then in effect).

     The Company shall advise the Trustee whether or not a Change of Control has occurred. The Trustee shall be entitled to rely upon such advice, but if the Trustee receives notice of a Change of Control from another source, then the Trustee shall make its own independent determination. "Expense Account" shall have the meaning set forth in Section 3.05.

     "Failure to Pay" shall mean that the circumstances described in either (i) or (ii) have occurred:

     (i) Any Plan Participant shall have notified the Trustee and the Company in writing that the Company shall have failed to pay to the Participant, when due, either directly or by direction to the Trustee in accordance with the terms hereof, at least 75% of any and all amounts which the Participant was entitled to receive at any time in accordance with the terms of any Plan, the Benefit Schedule or this Trust Agreement, and that such amount remains unpaid. Such notice must set forth the amount, if any, which was paid to the Participant, and the amount which the Participant believes he or she was entitled to receive under the Plans, the Benefit Schedule and this Trust Agreement. Subject to Section 2.06, the failure to make such payment shall have continued for a period of 30 days after receipt of such notice by the Trustee and by the Company, and during such 30-day period the Company shall have failed to prove, by clear and convincing evidence as determined by the Trustee in its sole and absolute discretion, that such amount was in fact paid or was not due and payable; or

     (ii) More than two Plan Participants shall have notified the Trustee and the Company in writing, either individually or jointly, that they have not been paid, when due, amounts to which they are entitled under the Plans, the Benefit Schedule or this Trust Agreement, and that such amount remains unpaid. Each such notice must set forth the amount, if any, which was paid to the Participant, and the amount which the Participant believes he or she was entitled to receive under the Plans, the Benefit Schedule and this Trust Agreement. Within 15 days after receipt of each such notice, the Trustee shall determine, on a preliminary basis, whether any failure to pay such Participants has resulted in a failure to pay when due, directly or by direction, at least 75% of the aggregate amount due to all Participants under all the Plans, the Benefit Schedule and this Trust Agreement in any two-year period, and that such amount remains unpaid. Subject to
          Section 2.06, if the Trustee determines that such a failure has occurred, then it shall so notify the Company and the Participants in writing within the same 15-day period. Within a period of 20 days after receipt of such notice from the Trustee, the Company shall have failed to prove by clear and convincing evidence, in the sole and absolute discretion of the Trustee, that such amount was paid or was not due and payable.

"Insolvency" shall have the meaning set forth in Section 6.02.

"Liens" shall have the meaning set forth in Section 6.01

"Participant" shall mean the participants in the Plans, and any beneficiaries of any participants who are no longer then surviving.

"Plan" shall have the meaning set forth in the first WHEREAS recital.

"Proposed Change of Control" shall mean:

     (a) 20 days after the commencement of a tender offer shall be made for the ownership of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities (unless such tender offer shall have been withdrawn);

     (b) 20 days after the commencement of solicitation of proxies or consents for a merger or consolidation with another corporation and as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation would be owned in the aggregate by the former shareholder of the Company, other than the party and affiliates (within the meaning of the Exchange Act) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation;

     (c) upon the date that the Company shall have entered into an agreement to sell substantially all of its assets to another corporation which is not a wholly owned subsidiary of the Company;

     (d) within 20 days after any "person" (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company's then outstanding securities, except for any employee benefit plan of the Company; or

     (e) upon the date that individuals who, at the beginning of any period of two consecutive years, constitute the Board of Directors of the Company, cease for any reason to constitute at least 76% thereof, unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     For purposes of this definition, ownership of voting securities shall take into account and include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) of the Exchange Act (as then in effect).

"Prorata Payment" shall have the meaning set forth in Section 4.01(a).

"Termination and Change in Control" shall mean the termination of the employment of a Participant for any reason whatsoever, either at the initiative of the Company or the Participant, prior to a Change in Control if there is a subsequent Change in Control, or the termination of employment of a Participant for any reason whatsoever, either at the initiative of the Company or the Participant, during the three-year period following a Change in Control.

Section 16        Miscellaneous

16.01 Company Obligation Continues. Notwithstanding any distribution made to a Participant in accordance with this Trust Agreement, the Company shall remain obligated to pay any amounts due the Participant under the Plans which have not been paid from the assets of the Trust.

16.02 Trustee Expenses. In discharging its responsibilities hereunder, the Trustee may consult with and make such inquiries of such persons, including Participants or Beneficiaries, the Company, the Agent, legal counsel, actuaries, third-party administrators or any other person the Trustee may reasonably deem necessary. Any reasonable expenses incurred by the Trustee in fulfilling its responsibilities shall be reimbursed by the Company and, to the extent not paid by the Company within a reasonable time, shall be charged to the Trust. If charged to the Trust, the expenses shall first be charged to the Expense Account and if the assets of the Expense Account are insufficient shall be prorated to Participants and Beneficiaries.

16.03 Company Waiver or Right to Contest. If the Company breaches any of its obligations hereunder to provide funds, Plans, the Benefit Schedule or information to the Trustee, the Trustee shall enforce such obligations by legal action if necessary, the Company hereby waives its right to contest any such action by the Trustee and consents to the remedy of specific performance.

16.04 Severability. Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

16.05 ERISA Compliance. The Company hereby represents and warrants that all of the Plans have been established, maintained and administered in accordance with all applicable laws, including without limitation, ERISA.

16.06 Alienation. Benefits payable to Participants and their Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

16.07 Counterparts. This Trust Agreement may be executed in multiple copies, each of which shall for all purposes constitute an agreement, binding on the parties, and each party hereby covenants and agrees to execute all duplicates or replacement counterparts of this Trust Agreement as may be required.

16.08 Successors and Assigns. This Trust Agreement shall be binding upon and shall inure to the benefit of the parties, their respective successors and permitted assigns, and each party agrees, on behalf of itself, and its successors and permitted assigns, to execute any instruments which may be necessary or appropriate to carry out the purpose and intention of this Trust Agreement, and hereby authorizes and directs its successors and permitted assigns to execute any and all such instruments.

16.09 Notices. Notices required hereunder shall be deemed to have been given hereunder if delivered personally, by telecopy or sent by certified mail, postage prepaid, as follows:

      If to the Company:        Secretary
                                Eaton Corporation
                                Eaton Center
                                1111 Superior Avenue
                                Cleveland, Ohio 44114

      If to the Trustee:        Mr. Joe Long
                                Senior Vice President
                                Wachovia Bank of North Carolina
                                100 N. Main Street
                                Winston-Salem, NC 27150

      If to the Participants:   To their addresses as they may appear on the
                                records of the Company or the Trustee.

16.10 Governing Law. This Trust Agreement shall be governed by and construed in accordance with the laws of North Carolina.